UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices) (Zip Code)

(877) 617-3400

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 29, 2013, Cascade Bancorp (NASDAQ: CACB) (“Bancorp”) and Bank of the Cascades (the “Bank”), a wholly-owned subsidiary of Bancorp, entered into an Executive Employment Agreement (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of Terry E. Zink, the President and Chief Executive Officer of Bancorp and the Bank, Gregory D. Newton, the Executive Vice President and Chief Financial Officer of Bancorp and the Bank, and Peggy L. Biss, the Executive Vice President and Chief Human Resources Officer of Bancorp and the Bank (each, an “Officer”). On October 29, 2013, the Bank also entered into a Deferred Compensation Agreement (the “Deferred Compensation Agreement” and together with the Employment Agreements, the “Agreements”) with Terry E. Zink. The term of each Employment Agreement is for two (2) years commencing on October 29, 2013, and will automatically renew for additional one (1) year periods thereafter unless Bancorp gives notice of termination ninety (90) days prior to the expiration of any term. Any Officer may terminate his/her Agreement on thirty (30) days’ notice to Bancorp.

The Employment Agreements provide for annual base salaries of $550,000 to Mr. Zink, $245,000 to Mr. Newton and $212,000 to Ms. Biss. The Deferred Compensation Agreement provides for an aggregate initial bonus to Mr. Zink of $350,000, one-third (1/3) of which is vested, one-third (1/3) of which will vest on January 1, 2014 and the final one-third (1/3) of which will vest on January 1, 2015, except that any unvested amounts will automatically vest in the event of Mr. Zink’s death or disability or a Change in Control (as defined in the Deferred Compensation Agreement). Under the terms of the Deferred Compensation Agreement, Mr. Zink may defer the payment of any amount of this initial bonus, as well as any cash bonuses that the Bank awards to him in the future. The Deferred Compensation Agreement outlines the various ways in which any deferred bonus awards will be paid to Mr. Zink and/or his beneficiaries following his period of service to the Bank, which differ according to the circumstances of his cessation of service to the Bank and certain choices Mr. Zink may make in respect of any deferred bonus awards.

The Employment Agreement with Mr. Zink provides that unvested grants of restricted stock and stock options awarded to Mr. Zink under the Cascade Bancorp 2008 Performance Incentive Plan (the “Plan”) will continue to vest in accordance with the applicable vesting schedules notwithstanding any voluntary resignation by Mr. Zink after he attains age sixty-three (63), so long as Mr. Zink remains employed with the Company through December 31, 2014. The Employment Agreement with Mr. Newton provides that unvested grants of restricted stock and stock options awarded to Mr. Newton under the Plan will continue to vest in accordance with the applicable vesting schedules notwithstanding any voluntary resignation by Mr. Newton after he attains age sixty-two (62), so long as Mr. Newton remains employed with the Company for at least fifteen (15) years. The Employment Agreement with Ms. Biss provides that unvested grants of restricted stock and stock options awarded to Ms. Biss under the Plan will continue to vest in accordance with the applicable vesting schedules notwithstanding any voluntary resignation by Ms. Biss after she attains age fifty-five (55), so long as Ms. Biss remains employed with the Company for at least thirty (30) years.

The Officers are eligible to participate in all employee benefits offered by Bancorp and the Bank, including any executive bonus plan. Any bonuses awarded to the Officers will be determined in consideration of Bancorp’s overall profitability, budget and officer bonuses.

In the event of a termination of an Officer’s employment by Bancorp without Cause (as defined in the Employment Agreements) or by the Officer with Good Reason (as defined in the Employment Agreements), such Officer’s Employment Agreement provides that he/she will receive an amount equal to one and one half (1.5) times his/her then current base salary plus an amount equal to the prorated cash incentive in effect in the year in which the termination occurs, and Bancorp will provide certain employment benefits for a period of eighteen (18) months following the date of termination. In the event of a termination of an Officer’s employment with Bancorp in connection with a Change in Control (as defined in the Employment Agreements) or other business combination, other than a termination with Cause or a resignation by such Officer without Good Reason, such Officer’s Employment Agreement provides that he/she will receive an amount equal to two (2) times his/her then current base salary plus an amount equal to two (2) times the cash incentive in effect in the year in which termination occurs, and if the termination is in connection with a Change in Control, Bancorp will provide certain employment benefits for a period of eighteen (18) months following the date of termination and any of such Officer’s grants of restricted stock and stock options that are unvested as of termination shall immediately vest.

The Employment Agreements prohibit the Officers from (i) competing with the Bank or Bancorp in any county in which the Bank or Bancorp has an office or does business and within fifty (50) miles of Bancorp’s principal place of business in Bend, Oregon and (ii) soliciting certain employees or customers of the Bank or Bancorp during the term of the Employment Agreements and for an eighteen (18) month period following termination of employment.

In the event that an Officer voluntarily terminates his/her Employment Agreement without Good Reason, such Officer shall provide up to 120 hours of consulting services to Bancorp within the first three (3) months following such termination. Such Officer will be paid for the consulting services at an hourly rate equal to the annual base salary at the time of termination divided by 2080 for each hour worked.

The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the full text of the Agreements, which are incorporated herein by reference and filed herewith as Exhibits 10.1 through 10.4.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Terry E. Zink, entered into on October 29, 2013.

Exhibit 10.2	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Gregory D. Newton, entered into on October 29, 2013.

Exhibit 10.3	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Peggy L. Biss, entered into on October 29, 2013.

Exhibit 10.4	Deferred Compensation Agreement between Bank of the Cascades and Terry E. Zink, entered into on October 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: November 1, 2013	CASCADE BANCORP /s/ Gregory D. Newton Gregory D. Newton EVP/Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Terry E. Zink, entered into on October 29, 2013.
10.2	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Gregory D. Newton, entered into on October 29, 2013.
10.3	Executive Employment Agreement among Cascade Bancorp, Bank of the Cascades and Peggy L. Biss, entered into on October 29, 2013.
10.4	Deferred Compensation Agreement between Bank of the Cascades and Terry E. Zink, entered into on October 29, 2013.